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                               EXHIBIT 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS



 We consent to the incorporation by reference in the registration statements of Twin Disc, Incorporated on Form S-8 (Twin Disc, Incorporated 1988 Incentive Stock Option Plan and Twin Disc, Incorporated 1988 Non-Qualified Stock Option Plan for Officers, Key Employees and Directors) of our reports dated July 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Twin Disc, Incorporated as of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.






                                            COOPERS & LYBRAND L.L.P.


 Milwaukee, Wisconsin
 September 19, 1997